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                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): January 23, 2007

                                     0-15885
                            (Commission File Number)

                           NATIONAL DATACOMPUTER, INC.
             (Exact name of registrant as specified in its charter)

                Delaware                              04-2942832
       (State of Incorporation)            (IRS Employer Identification No.)

             900 Middlesex Turnpike, Billerica, Massachusetts 01821
              (Address of registrant's principal executive office)

                                 (978) 663-7677
              (Registrant's telephone number, including area code)

                 Check the appropriate box below if the Form 8-K
             filing is intended to simultaneously satisfy the filing
                  obligation of the registrant under any of the
           following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(C) under the Exchange
    Act (17 CFR 240.13e-4(c))
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ITEM 1.01   ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

ITEM 2.01   COMPLETION OF DISPOSITION OF ASSETS.

ITEM 3.02   UNREGISTERED SALES OF EQUITY SECURITIES.

ITEM 5.01   CHANGE OF CONTROL OF REGISTRANT.

ITEM 9.01   FINANCIAL STATEMENTS AND EXHIBITS

            EXHIBIT 99.2 FORM OF CONVERTIBLE PROMISSORY NOTE

            As previously reported on a Form 8-K as filed with the Commission on December 5, 2006, on November 29, 2006, we entered into a binding letter of intent to reacquire all of our issued and outstanding preferred stock together with 30,339,236 shares of our Common Stock from A.S.T., Inc. ("AST") and its affiliates. On January 23, 2007, we consummated the transaction and the following has occurred:

            We have acquired and retired all of our issued and outstanding shares of Preferred Stock. The Preferred Stock has a stated liquidation preference of $3,805,721 at September 30, 2006.

            In exchange for the Preferred Stock, we sold to A.S.T., Inc. our inventory accounting line of business in exchange for all of our Company's Preferred Stock which AST had acquired from CapitalBank Gruppe Grawe AB. This inventory accounting line of business constituted less than a majority of our revenues in 2006.

            A group of outside investors has paid $460,000 and officers and directors have loaned us an additional $140,000 to acquire all of the Common Stock previously issued to CapitalBank Gruppe Grawe AB and subsequently acquired by A.S.T. and its affiliates. The total number of shares of our Common Stock purchased consist of 30,339,236 shares, including 8,037,336 shares to be issued on account of accrued but unpaid dividends on the outstanding classes of preferred stock.

            The outside investors as well as officers and directors have purchased or are proposing purchasing unregistered shares of our Common Stock at a purchase price of $.0197764 per share, for a total purchase price of $600,000. These funds will consist of a payment to A.S.T. of $250,000 (the price at which A.S.T. was willing to sell the Common Stock) plus an additional capital contribution to the Company of $350,000. As previously announced, AST paid CapitalBank $750,000 for both our Preferred Stock and Common Stock owned by CapitalBank together with all rights to accrued but unpaid common stock dividends on our outstanding Preferred Stock.

            Mr. Anthony Stafford of Dublin, Ireland has acquired a total of 20,226,157 shares of our Common Stock, of which he owns 10,226,157 shares directly and 10,000,000 shares which are owned by members of his family but over which he exercises voting power. Together, these shares constitute approximately 60% of our Common Stock anticipated to be outstanding. In addition, Mrs. Mary Lee Ingoldsby of Hingham, Massachusetts has acquired 2,022,616 shares of our Common Stock. Ms. Ingoldsby' shares constitute approximately 6% of our total shares expected to be outstanding.

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            As a condition to his investment, Mr. Stafford had required that our officers and directors also participate in the purchase. The form of the final transaction as it relates to officers and directors, will be subject to shareholder approval in accordance with applicable Delaware law. Until such time as the approval is granted, the officers have agreed to loan funds to us in the form of convertible promissory note attached hereto as Exhibit 99.2.

            We expect to file a preliminary proxy with the SEC in the immediate future which will seek shareholder approval of (1) the share issuance transaction as to officers and directors, (2) a change to our charter to reduce the par value of our Common Stock from $.08 to $0.001 per share, (3) a change to our charter to increase our authorized Common Stock from 30,000,000 to 50,000,000 shares, and (3) a new stock option plan by which we may issue up to 2,000,000 shares of Common Stock.


                                   SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.



                                     NATIONAL DATACOMPUTER, INC.


Date: January 26, 2007               By: /s/ William Berens
                                         -------------------------
                                         William Berens, Chief Executive Officer